2Q22 Financial Results July 19, 2022

2 Forward-looking statements and use of non-GAAP financial measures This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends as well as the potential effects of the COVID-19 disruption and Russia’s invasion of Ukraine on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: • Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonaccrual assets, charge-offs and provision expense; • The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment; • Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals, including through the integration of Investors and the HSBC branches; • The COVID-19 disruption and its effects on the economic and business environments in which we operate; • The impact of Russia’s invasion of Ukraine and the imposition of sanctions on Russia and other actions in response, including on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks; • Our ability to meet heightened supervisory requirements and expectations; • Liabilities and business restrictions resulting from litigation and regulatory investigations; • Our capital and liquidity requirements under regulatory capital standards and our ability to generate capital internally or raise capital on favorable terms; • The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; • Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; • The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; • Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses; • A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; • Greater than expected costs or other difficulties related to the integration of our business and that of Investors and the relevant HSBC branches; • The inability to retain existing Investors or HSBC clients and employees following the closing of the Investors and HSBC branch acquisitions; and • Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, risk-weighted assets, capital impacts of strategic initiatives, market conditions and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 disruption and Russia’s invasion of Ukraine on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic and Russia’s invasion of Ukraine, actions taken by governmental authorities in response to the pandemic and Russia’s invasion of Ukraine, and the direct and indirect impact of the pandemic and Russia’s invasion of Ukraine on our customers, third parties and us. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended March 31, 2022 and Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission. Non-GAAP Financial Measures: This document contains non-GAAP financial measures denoted as Underlying results, excluding HSBC and ISBC, excluding acquisitions and excluding PPP. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

2Q22 GAAP financial summary

$s in millions	2Q22	1Q22	2Q21	Q/Q $/bps	Q/Q %	Y/Y $/bps	Y/Y %
Net interest income	$ 1,505	$ 1,147	$ 1,124	$ 358	31 %	$ 381	34 %
Noninterest income	494	498	485	(4)	(1)	9	2
Total revenue	1,999	1,645	1,609	354	22	390	24
Noninterest Expense	1,305	1,106	991	199	18	314	32
Pre-provision profit	694	539	618	155	29	76	12
Provision (benefit) for credit losses	216	3	(213)	213	NM	429	NM
Income before income tax expense	478	536	831	(58)	(11)	(353)	(42)
Income tax expense	114	116	183	(2)	(2)	(69)	(38)
Net income	$ 364	$ 420	$ 648	$ (56)	(13) %	$ (284)	(44) %
Preferred dividends	32	24	32	8	33	—	—
Net income available to common stockholders	$ 332	$ 396	$ 616	$ (64)	(16) %	$ (284)	(46) %
$s in billions							
Average interest-earning assets	$ 198.7	$ 169.3	$ 166.3	$ 29.4	17 %	$ 32.3	19 %
Average deposits	$ 176.4	$ 155.1	$ 150.3	$ 21.3	14 %	$ 26.0	17 %
Performance metrics							
Net interest margin[1]	3.04 %	2.75 %	2.71 %	29 bps		33 bps	
Net interest margin, FTE[1]	3.04	2.75	2.72	29		32	
Loans-to-deposit ratio (period-end)	87.3	82.7	81.4	458		590	
ROACE	5.9	7.7	11.9	(170)		(590)	
ROTCE	9.1	11.4	17.5	(223)		(837)	
ROA	0.7	0.9	1.4	(24)		(75)	
ROTA	0.7	0.9	1.5	(25)		(77)	
Efficiency ratio	65.3	67.2	61.6	(196)		364	
Noninterest income as a % of total revenue	25 %	30 %	30 %	(554) bps		(540) bps	
FTEs[2]	19,583	17,843	17,472	1,740	10 %	2,111	12 %
Operating leverage					3.5 %		(7.3) %
Per common share							
Diluted earnings	$ 0.67	$ 0.93	$ 1.44	$ (0.26)	(28) %	$ (0.77)	(53) %
Tangible book value	$ 29.14	$ 30.97	$ 33.95	$ (1.83)	(6) %	$ (4.81)	(14) %
Average diluted shares outstanding (in millions)	493.3	424.7	427.6	68.6	16 %	65.7	15 %

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

3

4 Overview(1) See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28. Results reflect our diversified business model – Underlying EPS of $1.14 and ROTCE of 15.5% – Underlying PPNR of $850 million, up 45% QoQ, includes ~$150 million contribution from the HSBC and ISBC transactions – NII up 31% QoQ, or 9% excluding the HSBC/ISBC impacts, given improved net interest margin and interest-earning asset growth – Underlying fees up 5% QoQ led by record results in card, wealth and FX and derivative products – Positive underlying operating leverage QoQ of 11.7%; 6.3% excluding the HSBC/ISBC impacts – Underlying efficiency ratio improved to 58% – Period-end loans up 19% and average loans up 19% QoQ; excluding the HSBC/ISBC impacts, period-end loans up 4% and average loans up 3% QoQ led by commercial – Underlying provision for credit losses of $71 million reflects loan growth and continued strong credit performance across retail and commercial Prioritizing major strategic initiatives – TOP 7 making progress, on track for ~$100 million pre-tax run-rate benefit by YE2022 – Consumer: entering NYC Metro and New Jersey markets, transformative national expansion strategy, growing Citizens PayTM, driving momentum in Wealth and E2E digitization – Commercial: enhancing coverage model, diversifying fee capabilities, expanding into high-growth sectors and supporting the growth of private capital – Enterprise: NextGen Tech and digital initiatives driving enhanced customer experiences and operating performance Credit trends favorable – Credit remains strong across retail and commercial; NCOs of 13 bps down 6 bps QoQ; NPLs to loans of 0.54%, down from 0.60% at 1Q22 – Allowance for credit losses coverage ratio of 1.37% down 6 bps QoQ reflecting strong credit performance across the portfolio and the impact of the ISBC transaction Strong capital, liquidity and funding – Strong capital levels with a CET1 ratio of 9.6%(2); common dividend increased 8% to $0.42 per share for 3Q22; Board increased common stock repurchase authorization to $1.0 billion – Period-end LDR ratio of 87%, compared with 83% in 1Q22; average DDA up 16% YoY and up 11% QoQ, representing 31% of total deposits – TBV/share of $29.14, down 6% QoQ

2Q22 Underlying financial summary[1]

$s in millions	2Q22	Q/Q $/bps	Q/Q %	Y/Y $/bps	Y/Y %
Net interest income	$1,505	$358	31%	$381	34%
Noninterest income	525	27	5	40	8
Total revenue	2,030	385	23	421	26
Noninterest expense	1,180	122	12	200	20
Pre-provision profit	850	263	45	221	35
Provision (benefit) for credit losses	71	92	NM	284	133
Net income available to common stockholders	$563	$111	25%	$(61)	(10)%
Performance metrics					
Diluted EPS	$1.14	$0.07	7%	$(0.32)	(22)%
Efficiency ratio	58.2	(612)		(276)	
Noninterest income as a % of total revenue	26%	(438) bps		(424) bps	
ROTCE	15.5%	246 bps		(229) bps	
Tangible book value per share	$29.14	$(1.83)	(6)%	$(4.81)	(14)%

2Q22 HSBC/ISBC contributions

- Net Interest Income: ~$265MM
- Noninterest Income: ~$15MM
- Noninterest Expense: ~$130MM
- PPNR: ~$150MM; ~$155MM excluding intangible amortization

2Q22 Notable Items

Impacts *($s in millions except per share data)*	Pre-tax $	EPS
Integration related	$ (135)	$ (0.21)
ISBC Day 1 CECL provision expense ("double count")**	(145)	(0.22)
Tax integration cost	–	(0.01)
TOP revenue and efficiency initiatives	(21)	(0.03)
Total:	$ (301)	$ (0.47)

**Day 1 CECL reserve for non-credit impaired loans acquired

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

5

Net interest income

Robust commercial loan growth and improved rate environment benefiting NII

NII and NIM

$s in millions, except earning assets



$166.3B
$167.3B
$168.0B
$169.3B
$198.7B
$1,124
2.72%
$1,145
2.72%
$1,126
2.66%
$1,147
2.75%
$1,505
3.04%
2Q21
3Q21
4Q21
1Q22
2Q22
Average interest-earning assets
Net interest income
NIM, FTE

NIM 1Q22 to 2Q22



2.75%
0.04%
0.24%
(0.08)%
0.11%
(0.02)%
3.04%
1Q22
Cash Impact
Asset Yields
Funding Costs
HSBC/ ISBC*
Other
2Q22

*Includes purchase accounting accretion impact related to ISBC of ~2 bps or ~$10MM

Linked Quarter

- NII up 31% given higher net interest margin and 17% growth in interest-earning assets, including the HSBC and ISBC transactions
  - NIM of 3.04%, up 29 bps reflecting higher earning-asset yields given higher market interest rates and the impact of the HSBC and ISBC transactions, partially offset by increased funding costs
  - Interest-earning asset yields up 38 bps
  - Interest-bearing deposit costs increased 8 bps to 18 bps

Year-Over-Year

- NII up 34% reflecting a higher net interest margin and 19% growth in interest-earning assets, including the HSBC and ISBC transactions
  - NIM of 3.04%, up 32 bps reflecting higher earning-asset yields given higher market interest rates, the impact of the HSBC and ISBC transactions and the deployment of cash into loan growth, partially offset by increased funding costs
  - Interest-earning asset yields up 36 bps
  - Interest-bearing deposit costs increased 2 bps

6

Benefiting from higher rates while positioning well for medium-term

NII sensitivity

	Asset sensitivity vs. forward curve	
	Gradual +200 bps 12 months	Instant +/- 25 bps Quarterly
Short-end*	~50%	+/- $5-$7.5
Long-end*	~50%	+/- $5-$7.5
Total	~2.5%	+/- $10-$15

*Short-end includes rates through 6M and Long-end is >6M

Interest bearing deposit beta performance

	2Q22	4Q22
Cumulative Fed Funds increase	+150 bps	+325 bps
Fed Funds target range (quarter end)	1.5 to 1.75%	3.25 to 3.50%
Cumulative IBD beta	**~6%**	**~25% to 30%**

- Cumulative beta of ~6% through 2Q22, slightly better than expected
- Tracking to projected ~35% cumulative beta through the end of the rate cycle

Interest rate risk management update

- Remain asset sensitive at ~2.5%[1]; lower than 1Q22 driven by
  - ISBC NII base effect and liability sensitive profile
  - Hedge actions to lock in the benefit of higher rates, creating a more durable and stable medium-term NIM profile
- 2Q22 ALM hedge actions
  - $7.25B in cash flow receive fixed swaps executed at a weighted average receive fixed rate of ~2.8%
  - $21.25B outstanding swap portfolio at June 30, 2022; well-managed maturity distribution profile
- Rebalancing the securities portfolio
  - HTM designation increased to ~27% vs. 7% at 1Q22 to mitigate impact to TBV
  - Increased allocation of Treasuries and other lower prepayment propensity securities to stabilize yields

Improved deposit franchise

- Dramatically improved deposit franchise expected to result in more peer-like deposit betas this cycle
  - Better starting point with a lower LDR, lower IBD cost, and significantly improved deposit mix
  - Enhanced Consumer and Commercial product offerings and tools to drive higher operating deposits. Targeting new sources of deposit growth
  - Advanced data and analytics to optimize deposit pricing
- Expect ~25% to 30% cumulative IBD beta by 4Q22 assuming Fed fund target range of 3.25% to 3.50% by year-end 2022

Note: June 24th forward curve with implied rate hikes of 75 bps in July, 50 bps in September, 25 bps in November and 25 bps in December.
(1) Represents the estimated percentage change in net interest income over 12 months from a gradual 200 bps increase in interest rates compared with a base case where market forward rates are realized.

7

Noninterest income[1]

Underlying fees up 5% QoQ demonstrating diversity of fee income

Underlying, as applicable $s in millions	2Q22	1Q22	2Q21	$ Q/Q	$ Y/Y
Capital markets fees	$ 88	$ 93	$ 91	$ (5)	$ (3)
Service charges and fees	108	98	100	10	8
Mortgage banking fees	72	69	85	3	(13)
Card fees	71	60	64	11	7
Trust and investment services fees	66	61	60	5	6
Letter of credit and loan fees	40	38	38	2	2
FX and derivative products	60	51	28	9	32
Securities gains, net	1	4	3	(3)	(2)
Other income[1]	19	24	16	(5)	3
Noninterest income	$ 525	$ 498	$ 485	$ 27	$ 40

Noninterest income

$s in millions



$485
$514
$594
$498
$525
2Q21
3Q21
4Q21
1Q22
2Q22

Linked Quarter

- Underlying noninterest income increased 5%
  - Capital markets fees declined reflecting lower loan syndication revenue, partly offset by improved M&A advisory fees
  - Service charges and fees increased driven by the acquisitions
  - Mortgage banking fees increased with higher mortgage servicing revenue partly offset by lower production fees
  - Record card fees reflects seasonally higher transaction volumes
  - Record wealth fees driven by customer flows into annuity products given higher rates
  - Record FX and derivative products revenue with elevated client hedging activity in FX as well as interest rate and commodities

Year-Over-Year

- Underlying noninterest income increased 8%
  - Capital markets fees declined reflecting lower bond underwriting fees, partly offset by higher M&A advisory fees
  - Service charges and fees increased driven by the acquisitions
  - Mortgage banking fees declined given lower gain-on-sale margins and production volumes
  - Record card fees reflects higher debit and credit card volumes
  - Record Wealth fees driven by higher annuity and AUM fees
  - Record FX and derivative products revenue reflects increased client hedging activity across FX, interest rate and commodities

8

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

Noninterest expense[1]

Continued expense discipline and efficiency initiatives keep expenses well controlled

Underlying, as applicable $s in millions	2Q22	1Q22	2Q21	$ Q/Q	$ Y/Y
Salaries & employee benefits	$ 611	$ 588	$ 524	$ 23	$ 87
Equipment & software	163	148	151	15	12
Outside services	148	134	133	14	15
Occupancy	110	83	79	27	31
Other operating expense	148	105	93	43	55
Noninterest expense	$1,180	$1,058	$ 980	$ 122	$ 200
Full-time equivalents (FTEs)	19,583	17,843	17,472	1,740	2,111

Underlying efficiency ratio



60.9%
59.5%
58.7%
64.3%
58.2%
2Q21
3Q21
4Q21
1Q22
2Q22

Linked Quarter

- Underlying noninterest expense up 12%, which includes $128 million tied to the HSBC/ISBC transactions; up 1% excluding HSBC/ISBC
  - Reflects an increase in advertising costs and investment spend, largely offset by seasonally lower compensation expense
  - Results reflect strong expense discipline and the benefit of efficiency initiatives

Year-Over-Year

- Underlying noninterest expense up 4% excluding HSBC/ISBC and the Commercial fee-based acquisitions that closed after 2Q21
  - Reflects higher salaries and employee benefits, as well as higher other operating expenses, namely FDIC insurance, travel and advertising costs, partly offset by the benefit of efficiency initiatives

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

9

Loans and leases[1]

Strong Commercial loan growth led by C&I

Average loans and leases[2]


$s in billions
$123.5
$122.6
$125.2
$129.2
$153.8
$21.8
$0.7
$123.5
$122.6
$125.2
$128.5
$132.0
2Q21
3Q21
4Q21
1Q22
2Q22
CFG standalone
HSBC/ISBC

Period-end loans and leases[2]


$s in billions
$122.6
$123.3
$128.2
$131.3
$156.2
$21.7
$1.4
$122.6
$123.3
$128.2
$129.9
$134.5
2Q21
3Q21
4Q21
1Q22
2Q22
CFG standalone
HSBC/ISBC

Linked Quarter

- Average loans up $24.7 billion, or 19%; excluding HSBC/ISBC, up 3%
  - Commercial up 5%, primarily reflecting higher C&I line utilization
  - Retail up 1%
- Period-end loans up $24.9 billion, or 19%; excluding HSBC/ ISBC, up 4%
  - Commercial up 6% driven by higher C&I; line utilization up ~250 basis points to 39%
  - Retail up 1% with growth in mortgage and home equity, partly offsetting decline in auto

Year-Over-Year

- Average loans up $30.4 billion, or 25%; excluding HSBC/ISBC, up 7%
  - Commercial up 5% reflecting higher C&I line utilization partly offset by a decrease in PPP; up 13% excluding PPP
  - Retail up 9% given strength primarily in mortgage, auto and home equity
- Period-end loans up $33.6 billion, or 27%; excluding HSBC/ ISBC, up 10%
  - Commercial up 11% given higher C&I; line utilization up ~800 basis points to 39%
  - Retail up 9% driven by mortgage, auto and home equity

10

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

Average funding and cost of funds[1]

Period-end deposits up slightly QoQ excluding acquisition impacts; deposit costs well controlled

2Q22 Average deposits



$s in billions
$150.3
$151.9
$153.0
$155.1
$176.4
0.16%
0.14%
0.13%
0.10%
0.18%
0.11%
0.09%
0.09%
0.07%
0.12%
2Q21
3Q21
4Q21
1Q22
2Q22
Commercial
Consumer
Other
Total deposit costs
Interest-bearing deposit costs

Linked Quarter

- Period-end deposits up $20.1 billion, or 13%, including $19.8 billion related to ISBC
  - Deposits up slightly excluding HSBC/ISBC
- Average deposits up $21.3 billion, or 14%, including $26.4 billion related HSBC and ISBC
  - Deposits down 1% excluding HSBC/ISBC
- Total deposit costs remain well controlled, up 5 bps
- Interest-bearing deposits costs of 18 bps, up 8 bps
- Total cost of funds of 25 bps, up 9 bps

2Q22 Average deposit mix



4%
14%
2%
22%
27%
31%
Demand
Money Market
Checking with interest
Savings
Access Savings
Term

Period-end LDR



81%
83%
87%
2Q21
1Q22
2Q22

Year-Over-Year

- Period-end deposit growth of $28.3 billion, or 19%, including $25.8 billion related to HSBC/ISBC
  - Deposits up 2% excluding HSBC/ISBC
- Average deposits up $26.0 billion, or 17%, including $26.4 billion related to HSBC/ISBC
  - Deposits broadly stable excluding HSBC/ISBC
- Total deposit costs up 1 bp and interest-bearing deposit costs up 2 bps
- Total cost of funds up 3 bps

11

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

Credit quality overview

Credit provision expense (benefit); net charge-offs

$s in millions



0.25%
0.14%
0.14%
0.19%
0.13%
$78
$44
$45
$59
$71
$49
$(33)
$(25)
$(21)
$(213)
2Q21
3Q21
4Q21
1Q22
2Q22

Underlying provision expense (benefit) for credit losses[1]

Net charge-offs

Net charge-off ratio

Highlights

- NCOs of $49 million, or 13 bps of average loans and leases, down 6 bps QoQ
- Nonaccrual loans decreased 6 bps to 54 bps of total loans QoQ, largely tied to a decline in commercial
- Underlying provision for credit losses of $71 million reflects loan growth and the continuing strong credit performance across retail and commercial
  - Excludes $145 million day-1 CECL provision ("double count") tied to the ISBC transaction[3]
- The increase in the allowance for credit losses was largely driven by the ISBC transaction
- ACL to nonaccrual loans and leases ratio of 256% compares with 238% as of 1Q22 and 267% as of 2Q21

Allowance for credit losses

$s in millions



$2,081
$2,004
$1,934
$1,878
$2,147
$247
$1,900
1.70%
1.63%
1.51%
1.43%
1.37%
2Q21
3Q21
4Q21
1Q22
2Q22

Allowance for credit losses

Allowance for credit losses - ISBC

Allowance to loan coverage ratio[2]

Nonaccrual loans

$s in millions



$779
$747
$702
$789
$839
$86
$753
0.64%
0.61%
0.55%
0.60%
0.54%
2Q21
3Q21
4Q21
1Q22
2Q22

Nonaccrual loans

Nonaccrual loans - ISBC

Nonaccrual loans to total loans

12

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

Allowance for credit losses


Allowance for credit losses
$s in millions
$1,878
$247
$102MM PCD
$145MM Non-PCD
(Day-1 CECL
double count)
$125
$(54)
$(49)
$2,147
1Q22
ISBC Integration
New Loan Originations
Portfolio, Economic/ Qualitative Changes
Net Charge-offs
2Q22

Commentary

- Reserve build reflects loan growth, strong credit performance in the portfolio, slight deterioration in the macroeconomic outlook and the impact of the ISBC transaction
- Day-1 CECL adoption ACL coverage ratio was 1.47% on January 1, 2020. The pro forma for the current portfolio mix incorporating ISBC would be slightly less than our current 1.37% level.

ACL coverage ratio

	2Q22	1Q22
Retail	1.33%	1.37%
Commercial	1.42%	1.50%
Total Citizens	1.37%	1.43%

Note: Portfolio Changes represent run off, changes in credit quality, aging of existing portfolio and utilization changes. Economic/Qualitative changes represent changes to macroeconomic variables and qualitative factors, including management overlays.

13

Capital remains strong

$s in billions (period-end)	2Q21	3Q21	4Q21	1Q22	2Q22
Basel III basis[1][2]					
Common equity tier 1 capital	$ 15.3	$ 15.6	$ 15.7	$ 15.6	$ 17.9
Risk-weighted assets	$148.6	$151.8	$158.8	$161.9	$187.7
Common equity tier 1 ratio	**10.3 %**	**10.3 %**	**9.9 %**	**9.7 %**	**9.6 %**
Tier 1 capital ratio	**11.6 %**	**11.6 %**	**11.1 %**	**10.9 %**	**10.6 %**
Total capital ratio	**13.5 %**	**13.4 %**	**12.7 %**	**12.5 %**	**12.3 %**

CET1 ratio remains strong[3]

	CET1	TBV/share $	TBV/share %
1Q22	**9.7 %**	**$30.97**	
Net Income	0.21	0.74	2.4 %
Common and preferred dividends	(0.13)	(0.46)	(1.5)%
RWA growth	(1.42)	—	— %
Common stock issued for ISBC	1.74	1.63	5.3 %
Goodwill and intangibles	(0.52)	(1.84)	
OCI	—	(1.96)	(6.3)%
Other	0.02	0.06	0.2 %
Total change	(0.10)	(1.83)	(5.9)%
2Q22	**9.6 %**	**$29.14**	

Highlights

- 2Q22 CET1 ratio of 9.6%, compares with 9.7% in 1Q22
- Paid $195 million in common dividends to shareholders in 2Q22
- 2022 DFAST preliminary stress capital buffer of 3.4% unchanged with improved PPNR results offset by slightly higher credit losses
- Common dividend increased 8% to $0.42 per share for 3Q22
- Board increased common stock repurchase authorization to $1.0 billion

14

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

Business highlights

Enterprise

Citizens well positioned to continue positive trajectory and support our communities

- Completed Investors Bancorp acquisition; welcomed more than 1,600 new colleagues and completed mortgage origination conversion as first phase of technology and operations conversion
- Released 2021 Corporate Responsibility Report highlighting enterprise-wide progress on environmental, social and governance (ESG) initiatives
- Partnered with Music Forward to provide music industry career-readiness programs including workshops, and paid internships for Boston-area students from underserved communities
- Launched "Citizens Chinatown Renewal Fund," a $350,000 grant program focused on minority-owned small businesses in New York's Chinatown.
- Committed $350,000 to workforce development in Queens, NY with initial programming focused on technical skills training and development in IT and telecommunications

Consumer

Delivering on strategic pillars (digitization, national expansion, deepening)

- Opened new Clarfeld | Citizens Private Wealth Center in Naples, Florida with a team of advisors that specialize in wealth management, tax and estate planning and services
- Launched Citizens Paid Early™, allowing customers to receive direct deposits up to two days early
- Released new mobile application for Citizens Access™ deposit customers
- ATM Channel ranked 7th in the industry by JD Power, up from 15th in 2020
- Citizens Pay, Citizens' leading point-of-sale offering, awarded "Best Innovation" at the 2022 Banking Tech Awards USA

Commercial

Strong execution on strategy to deliver long-term value as the trusted advisor for our clients

- Diversified fee products positioned us to perform well in a volatile market; record FX revenue, up 114% YoY; consistently in top 10 in league tables for overall middle market book runner, ranked #2 with sponsor 2Q22[1]
- Completed acquisition of DH Capital LLC, a private investment banking firm serving companies in the internet infrastructure, software and next generation IT services, and communications sectors
- Pitching activity remained strong in 2Q22 with ~800 delivered to both corporate banking clients and prospects; new wins success continues to be in lead roles

Best Innovation for Citizens Pay
Banking Tech Awards USA

2022 Amplify Award
Work Human

Increasing digital engagement

- 1.93 million Mobile active users, **up 21% YoY**
- P2P Zelle transactions **up 31% YoY**
- Digital check deposits **~31% of total deposits**
- Virtual chat sessions **up 297% YoY**

15

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

3Q22 outlook vs. 2Q22

	2Q22 Underlying[1]	3Q22 Underlying outlook
Net interest income	$1,505MM	Up 5.5%-7%
Noninterest income	$525MM	Broadly stable with upside if market volatility subsides
Noninterest expense	$1,180MM	Up ~1%
Net charge-off ratio	13 bps	~20 bps
CET1 ratio[2]	9.6%	~9.75%
Tax rate	23.7%	~22%

- Expect to continue strong sequential positive operating leverage in 3Q22, and ROTCE above medium-term target range of 14-16%
- Notable items of ~$60 million expected for 3Q22, largely driven by integration costs

Full year commentary

- Reiterate PPNR outlook from April guide with higher NII, lower fees, and well-controlled expenses
  - Target full year operating leverage of at least 400 bps and a 4Q22 efficiency ratio of less than 55%
  - Lower NCO ratio projected as credit trends remain favorable

16

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

17 – Solid fee performance reflects an increasingly diversified business model – Multi-year investments in fee-generation capabilities, including selective acquisitions – Capital Markets well positioned to benefit in the second half of the year if market volatility eases – Significantly strengthened technology, digital and data capabilities – Continuing to invest in strategic initiatives that will deliver superior revenue growth in the medium- term Positive outlook for Citizens NII benefiting from strong loan growth and higher rate environment – Emphasizing relationship-orientated commercial loan growth with attractive risk-adjusted returns – Managing to a more predictable and stable outlook for NII – Protecting NII/NIM with interest rate swaps, while maintaining asset sensitivity to benefit from further rise in rates – Improved deposit franchise supports NIM expansion and drives lower beta expectations this cycle Diversified business model positioned to perform well in a turbulent macroeconomic environment Expense discipline continues Credit metrics/migrations all in good shape across retail, commercial, CRE Strong performance, positioning and momentum – TOP 7 making progress, on track for ~$100 million pre-tax run-rate benefit by YE2022 – Integration of ISBC progressing well; on track to achieve planned expense synergies New York market entry provides significant revenue growth potential, EPS and ROTCE accretion

Appendix

19 Underlying 2Q22 performance vs. guidance ex HSBC/ISBC(1) See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28. 2Q22 Underlying performance ex. HSBC/ISBC Guidance Results $ % Net interest income Up 6-8% reflecting the benefit of higher rates $1,243MM 9% Balance sheet Average Loans Up 1-2% $132.0B 3% Average Earning Assets Up slightly $168.4B 1% Noninterest income Up 3-5% reflecting some recovery in capital market fees and seasonality $509MM 2% Noninterest expense Up 1-2% given higher revenue-based compensation expense $1,052MM 1% Net charge-off ratio Broadly stable 14 bps (5) bps Note: CFG ex HSBC/ISBC excludes impacts from the acquisitions of HSBC's East Coast Branches and Online deposits (closed 2/18/22), Investors Bancorp (closed 4/6/22) and DH Capital (closed 6/8/22).

Building a leading New York Metro bank

Sizable upside: Substantial revenue growth potential

Enterprise: Introducing Citizen's brand to New York Metro

- Closed and converted HSBC branches; closed ISBC on April 6th
- Introducing Citizens' brand with a local flavor
  - Engaging in multi-channel marketing to build our brand with local businesses and consumers focused on mass affluent/young professionals
  - Evaluating mix of events, promotions, and sponsorships to build community awareness
  - Leverage national/ regional marketing in a local way

Consumer Banking

- Transform under-leveraged branches
  - Deploy Citizens' diverse consumer lending and Wealth capabilities across expanded footprint
  - Improve household growth and retention with enhanced branch tools and capabilities
  - Migrate to advice-based model; enhance sales coverage for Wealth, Mortgage and Business Banking
  - Leverage advanced data analytics capabilities for efficient marketing and personalized offers

Commercial Banking

- Optimize ISBC's experience in lower middle market by more precise prospect targeting and taking an enterprise value approach to selecting companies which can best utilize our advisory services
  - CFG share: BOS ~30%, PHL ~24%, NY Metro ~6%(1)
  - ~1,600 corporate/middle market prospects in NY metro market vs. BOS/PHL ~2,100 combined
- Deploy Citizens middle market coverage model to build local scale
- Extend market-leading Capital Markets and Treasury Solutions across the client base

20

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

ISBC acquisition - financial impacts

Transaction summary

- **Closed:** April 6, 2022
- **Purchase price:** $3.4B
  - ~72.4MM shares issued (~68MM average impact in 2Q22)
  - ~$355MM cash

Related balance sheet actions

- $2.1 billion of non-strategic ISBC loans; classified as held-for-sale effective April 6, 2022
  - Recorded $31 million interest rate driven mark-to-market loss related to the ISBC loans held-for-sale

Purchase accounting summary

Goodwill calculation

$ in billions

Net loans	$22.3
Core deposits and other intangibles	0.1
Other assets	5.1
Total assets, fair value	$27.5
Deposits	$20.2
Other liabilities	4.7
Total liabilities, fair value	$24.9
Fair value of net assets acquired	**$2.6**
Consideration paid	3.4
Goodwill recorded	**$0.8**

Summary of loan marks*

$ in millions

	Accretable marks	ACL impact
PCD credit mark		$102
Non-PCD credit mark	$141	
Interest rate mark	$159	
Non-PCD provision ("double count")		$145
Total accretable discount (accreted through NII)	**$300**	
Total impact to ACL		**$247**

**Includes purchase accounting impacts for loans held for investment. Fair value marks under GAAP are subject to change up to one year after acquisition date*

21

Investors integration update

Investors timeline



3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
Deal Announced
Mobilization and Planning
500+ Colleagues and contractors involved in conversion
9+ integration workstreams
40+ sub workstreams
Close Complete
~1,680 new colleagues on-boarded day-1
Phased Tech / Ops Integration
Mortgage originations converted
Wealth conversion
Full-scale marketing campaign beginning in September
Mortgage servicing; back office conversion
Full bank and deposit conversion
Legend:
Completed milestone
In process

On track to achieve ~$130 million pre-tax run-rate net expense synergies by YE2023 representing ~30% of Investors' 2021 expense base; ~70% of run-rate by YE2022

22

23 Stabilizing and protecting NII and NIM $17.2 $20.7 $21.3 $20.1 $13.6 $4.9 $0.6 $11.4 $10.1 $10.0 $10.0 $4.8 $5.8 $10.6 $11.3 $10.1 $8.8 2022 2023 2024 2025 2026 2027 2028 Cash flow hedges are the primary tool to manage interest rate exposure Receive fixed cash flow swaps - average notional balances $ billions at 6/30/22 W.A receive fixed rate at 6/30/22* 1.4% 1.8% 1.8% 1.7% 2.1% 2.9% 2Q22 ALM hedges executed ■ $7.25 billion in cash flow receive fixed swaps executed at weighted average receive fixed rate of ~2.8% – Includes $3 billion forward starting ■ $21.25 billion outstanding cash flow receive fixed swaps at June 30, 2022 – Includes $5 billion forward starting Pre-2022 executions 2022 YTD execution *Expressed on a 1-month Libor equivalent basis

Credit portfolio quality continues to improve

Retail portfolio FICOs[1]



$s in billions
$61.6
$74.7
<640
640-679
680-739
740-799
800+
6%
5%
18%
33%
38%
5%
5%
17%
35%
38%
4Q19
2Q22

Commercial portfolio risk ratings[1]



$s in billions
$57.5
$81.4
B- and lower
B+ to B
BB+ to BB-
AAA+ to BBB-
3%
14%
25%
58%
4%
12%
20%
64%
4Q19
2Q22

Super prime/prime focused

- ~75% of the retail portfolio is secured; ~56% real estate and ~19% auto
- ~95% of the retail portfolio with FICO above 640
- Mortgage weighted-average LTV of ~58%, FICO ~780
- ~48% of the HELOC portfolio is secured by 1st lien
  - ~98% CLTV less than 80; ~91% of HELOC has CLTV less than 70
- Education lending – FICO ~785
- Unsecured portfolio - FICO ~735
  - Credit card portfolio - FICO ~740
  - Personal unsecured - FICO ~755
  - Merchant finance portfolio – FICO ~730

Granular and diverse loan mix

- Disciplined capital allocation and risk appetite
  - Highly experienced leadership team
  - Focused client selection
  - Leveraged loans ~2% of total CFG loans, granular hold positions with an average outstanding of ~$11 million
- Migrated CRE portfolio toward larger, well-capitalized institutional and upper-middle market borrowers
  - ~81% of the CRE portfolio is project-secured

24

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

25 Allocation of allowance for credit losses by product type March 31, 2022 June 30, 2022 $s in millions Loans and Leases Allowance Coverage Loans and Leases Allowance Coverage Allowance for Loans and Lease Losses Commercial and industrial(1) $45,724 $525 1.15% $51,801 $608 1.17 % Commercial real estate 14,268 214 1.50 28,070 350 1.25 Leases 1,529 39 2.54 1,574 29 1.87 Total commercial 61,521 778 1.26 81,445 987 1.21 Residential mortgages 24,211 144 0.60 29,088 196 0.67 Home equity 12,264 78 0.64 13,122 96 0.73 Automobile 14,439 149 1.03 13,868 145 1.04 Education 13,306 321 2.41 13,141 287 2.18 Other retail 5,564 250 4.49 5,508 253 4.59 Total retail loans 69,784 942 1.35 74,727 977 1.31 Total loans and leases $131,305 $1,720 1.31% $156,172 $1,964 1.26 % Allowance for Unfunded Lending Commitments(2)* Commercial(1) $147 1.50% $166 1.42 % Retail 11 1.37 17 1.33 Total allowance for unfunded lending commitments $158 $183 Allowance for credit losses(2) $131,305 $1,878 1.43% $156,172 $2,147 1.37% *Coverage ratios reflect total allowance for credit losses for the respective portfolio. See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28.

26 Net income available to common shareholders and EPS $s in millions, except per share data é45% $587 $850 1Q22 2Q22 Linked-quarter Underlying results(1) Return on average total tangible assets Return on average tangible common equity Average loans $s in billions Average deposits $s in billions é19% $3.5 2 $3.5 6 é7% $129.2 $153.9 1Q22 2Q22 $155.1 $176.4 1Q22 2Q22 1.06% 1.12% 1Q22 2Q22 13.0% 15.5% 1Q22 2Q22 $452 $563 $1.07 $1.14 1Q22 2Q22 é25% Pre-provision profit $s in millions See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28. é246 bps é6 bpsé14%

27 $629 $850 2Q21 2Q22 Year-over-year Underlying results(1) Return on average total tangible assets é35% Average loans $s in billions é25% Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity Average deposits $s in billions $3.5 2 ê36 bps $3.5 6 $123.5 $153.9 2Q21 2Q22 $150.3 $176.4 2Q21 2Q22 1.48% 1.12% 2Q21 2Q22 17.7% 15.5% 2Q21 2Q22 é17% Pre-provision profit $s in millions ê229 bps$624 $563 $1.46 $1.14 2Q21 2Q22 See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28. ê22% ê10%

Notable items[1]

Quarterly results for first and second quarter 2022 and second quarter 2021 reflect notable items primarily related to integration costs associated with the acquisitions of HSBC, ISBC and JMP Group LLC, as well as TOP revenue and efficiency initiatives. In addition, first and second quarter 2022 results include notable items representing the day-one CECL provision expense ("double count") related to the HSBC and ISBC transactions. Second quarter 2022 results also include a notable item in noninterest income for a mark-to-market loss related to loans held for sale associated with the ISBC transaction. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - integration related	2Q22		1Q22		2Q21	
$s in millions, except per share data	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Noninterest income	$ (31)	$ (23)	$ –	$ –	$ –	$ –
EPS Impact -Noninterest income		$ (0.05)		$ –		$ –
Salaries & benefits	$ (64)	$ (48)	$ (4)	$ (3)	$ –	$ –
Outside services	(35)	(26)	(28)	(21)	(2)	(1)
Other expense	(5)	(4)	(5)	(3)	–	–
Noninterest expense	$ (104)	$ (78)	$ (37)	$ (27)	$ (2)	$ (1)
EPS Impact - Noninterest expense		$ (0.16)		$ (0.07)		$ –
HSBC Day 1 CECL provision expense ("double count")	$ –	$ –	$ (24)	$ (18)	$ –	$ –
ISBC Day 1 CECL provision expense ("double count")	$ (145)	$ (108)	$ –	$ –	$ –	$ –
Provision for credit losses	(145)	(108)	(24)	(18)	–	–
EPS Impact - Provision for credit losses		$ (0.22)		$ (0.04)		$ –
Tax integration cost	–	(6)	–	–	–	–
EPS Impact - Tax integration cost		$ (0.01)		$ –		$ –
Total Integration Costs	$ (280)	$ (215)	$ (61)	$ (45)	$ (2)	$ (1)
EPS Impact - Total integration related		$ (0.44)		$ (0.11)		$ –

Other notable items - primarily tax and TOP	2Q22		1Q22		2Q21	
$s in millions, except per share data	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Tax notable items	$ –	$ –	$ –	$ (3)	$ –	$ –
Other notable items- TOP & other actions						
Salaries & benefits	$ (8)	$ (6)	$ (2)	$ (1)	$ –	$ –
Equipment and software	(6)	(4)	(2)	(2)	(4)	(3)
Outside services	(6)	(5)	(7)	(5)	(2)	(2)
Occupancy	(1)	(1)	–	–	(3)	(2)
Noninterest expense	$ (21)	$ (16)	$ (11)	$ (8)	$ (9)	$ (7)
Total Other Notable Items	$ (21)	$ (16)	$ (11)	$ (11)	$ (9)	$ (7)
EPS Impact - Other Notable Items		$ (0.03)		$ (0.03)		$ (0.02)
Total Notable Items	$ (301)	$ (231)	$ (72)	$ (56)	$ (11)	$ (8)
Total EPS Impact		$ (0.47)		$ (0.14)		$ (0.02)

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described above.

28

29 Notes on Non-GAAP Financial Measures See important information on our use of Non-GAAP Financial Measures at the beginning this presentation and reconciliations to GAAP financial measures at the end of this presentation. Non-GAAP measures are herein defined as Underlying results, excluding HSBC and ISBC, excluding acquisitions and excluding PPP. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. Allowance coverage ratios for loans and leases includes the allowance for funded loans and leases in the numerator and funded loans and leases in the denominator. Allowance coverage ratios for credit losses includes the allowance for funded loans and leases and allowance for unfunded lending commitments in the numerator and funded loans and leases in the denominator. Coverage ex-PPP calculated to exclude PPP loans which are fully guaranteed and included in the commercial and industrial category. PPP loan balances were $417 million and $287 million as of March 31, 2022 and June 30, 2022, respectively. See slide 25 for more details on the calculations. General Notes a. References to net interest margin are on a fully taxable equivalent ("FTE") basis. b. Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. c. Select totals may not sum due to rounding. d. Based on Basel III standardized approach. Capital Ratios are preliminary. e. Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted. f. NIM excluding elevated cash adjusts interest-earning assets to exclude the impact of cash above targeted operating levels. Notes Notes on slide 3 - 2Q22 GAAP financial summary 1) See general note a). 2) Full-time equivalent employees. Notes on slide 4 - Overview 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 5 - 2Q22 Underlying financial summary 1) See note on non-GAAP financial measures. Notes on slide 8 - Noninterest income 1) See note on non-GAAP financial measures. 2) Includes bank-owned life insurance income and other miscellaneous income for all periods presented. Notes on slide 9 - Noninterest expense 1) See above note on non-GAAP financial measures. Notes on slide 10 - Loans and leases 1) See above note on non-GAAP financial measures. 2) See general note c). Notes on slide 11 - Average funding and cost of funds 1) See note on non-GAAP financial measures. Notes on slide 12 - Credit quality overview 1) See note on non-GAAP financial measures. 2) Allowance for credit losses to nonperforming loans and leases. 3) Day 1 CECL reserve for non-credit impaired loans acquired. Notes on slide 14 - Capital remains strong 1) See general note d). 2) For regulatory capital purposes, in connection with the Federal Reserve’s final interim rule as of April 3, 2020, 100% of the $451 million Day-1 CECL impact recorded as of January 1, 2020 will be deferred over a two-year period ending January 1, 2022, at which time it will be phased in on a pro-rata basis over a three-year period ending January 1, 2025. Additionally, 25% of the cumulative reserve build of $923 million since January 1, 2020, or $231 million, will be phased in over the same time frame. 3) See general note c). Notes on slide 15 - Business highlights 1) Thomson Reuters LPC, Loan syndication league table ranking for the prior twelve months as of 2Q22 based on deals and volume for Overall U.S. Middle Market (defined as Borrower Revenues <$500 million and Deal Size <$500 million).

30 Notes continued Notes on slide 16 - 3Q22 outlook vs. 2Q22 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 19 - Underlying 2Q22 performance vs. guidance ex HSBC/ISBC 1) See note on non-GAAP financial measures. Notes on slide 20 - Building a leading New York Metro bank 1) Based on addressable client and prospect landscape for Middle Market companies. Notes on slide 24 - Credit portfolio quality continues to improve 1) Reflects period-end loan balances. Notes on slide 25 - Allocation of allowance for credit losses by product type 1) Coverage ratio includes total commercial allowance for unfunded lending commitments and total commercial allowance for loan and lease losses in the numerator and total commercial loans and leases in the denominator. 2) Coverage ratio includes total retail allowance for unfunded lending commitments and total retail allowance for loan losses in the numerator and total retail loans in the denominator. Notes on slide 26 - Linked-quarter Underlying results 1) See note on non-GAAP financial measures. Notes on slide 27 - Year-over-year Underlying results 1) See note on non-GAAP financial measures. Notes on slide 28 - Notable items 1) See note on non-GAAP financial measures.

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					2Q22 Change			
		2Q22	1Q22	2Q21	1Q22		2Q21	
					$	%	$	%
Noninterest income, Underlying:								
Noninterest income (GAAP)	A	$494	$498	$485	($4)	(1%)	$9	2%
Less: Notable items		(31)	—	—	(31)	(100)	(31)	(100)
Noninterest income, Underlying (non-GAAP)	B	$525	$498	$485	$27	5%	$40	8%
Total revenue, Underlying:								
Total revenue (GAAP)	C	$1,999	$1,645	$1,609	$354	22%	$390	24%
Less: Notable items		(31)	—	—	(31)	(100)	(31)	(100)
Total revenue, Underlying (non-GAAP)	D	$2,030	$1,645	$1,609	$385	23%	$421	26%
Noninterest expense, Underlying:								
Noninterest expense (GAAP)	E	$1,305	$1,106	$991	$199	18%	$314	32%
Less: Notable items		125	48	11	77	160	114	NM
Noninterest expense, Underlying (non-GAAP)	F	$1,180	$1,058	$980	$122	12%	$200	20%
Pre-provision profit:								
Total revenue (GAAP)	C	$1,999	$1,645	$1,609	$354	22%	$390	24%
Less: Noninterest expense (GAAP)	E	1,305	1,106	991	199	18	314	32
Pre-provision profit (GAAP)		$694	$539	$618	$155	29%	$76	12%
Pre-provision profit, Underlying:								
Total revenue, Underlying (non-GAAP)	D	$2,030	$1,645	$1,609	$385	23%	$421	26%
Less: Noninterest expense, Underlying (non-GAAP)	F	1,180	1,058	980	122	12	200	20
Pre-provision profit, Underlying (non-GAAP)		$850	$587	$629	$263	45%	$221	35%
Provision (benefit) for credit losses, Underlying:								
Provision (benefit) for credit losses (GAAP)		$216	$3	($213)	$213	NM	$429	NM
Less: Notable items		145	24	—	121	NM	145	100
Provision (benefit) for credit losses, Underlying (non-GAAP)		$71	($21)	($213)	$92	NM	$284	133%
Income before income tax expense, Underlying:								
Income before income tax expense (GAAP)	G	$478	$536	$831	($58)	(11%)	($353)	(42%)
Less: Expense before income tax benefit related to notable items		(301)	(72)	(11)	(229)	NM	(290)	NM
Income before income tax expense, Underlying (non-GAAP)	H	$779	$608	$842	$171	28%	($63)	(7%)
Income tax expense, Underlying:								
Income tax expense (GAAP)	I	$114	$116	$183	($2)	(2%)	($69)	(38%)
Less: Income tax benefit related to notable items		(70)	(16)	(3)	(54)	NM	(67)	NM
Income tax expense, Underlying (non-GAAP)	J	$184	$132	$186	$52	39%	($2)	(1%)
Net income, Underlying:								
Net income (GAAP)	K	$364	$420	$648	($56)	(13%)	($284)	(44%)
Add: Notable items, net of income tax benefit		231	56	8	175	NM	223	NM
Net income, Underlying (non-GAAP)	L	$595	$476	$656	$119	25%	($61)	(9%)
Net income available to common stockholders, Underlying:								
Net income available to common stockholders (GAAP)	M	$332	$396	$616	($64)	(16%)	($284)	(46%)
Add: Notable items, net of income tax benefit		231	56	8	175	NM	223	NM
Net income available to common stockholders, Underlying (non-GAAP)	N	$563	$452	$624	$111	25%	($61)	(10%)

31

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					2Q22 Change			
		2Q22	1Q22	2Q21	1Q22		2Q21	
					$/bps	%	$/bps	%
Operating leverage:								
Total revenue (GAAP)	C	$1,999	$1,645	$1,609	$354	21.59%	$390	24.24%
Less: Noninterest expense (GAAP)	E	1,305	1,106	991	199	18.05	314	31.58
Operating leverage						3.54%		(7.34%)
Operating leverage, Underlying:								
Total revenue, Underlying (non-GAAP)	D	$2,030	$1,645	$1,609	$385	23.48%	$421	26.18%
Less: Noninterest expense, Underlying (non-GAAP)	F	1,180	1,058	980	122	11.74	200	20.47
Operating leverage, Underlying (non-GAAP)						11.74%		5.71%
Efficiency ratio and efficiency ratio, Underlying:								
Efficiency ratio	E/C	65.27 %	67.23%	61.63 %	(196) bps		364 bps	
Efficiency ratio, Underlying (non-GAAP)	F/D	58.16	64.28	60.92	(612) bps		(276) bps	
Noninterest income as a % of total revenue, Underlying:								
Noninterest income as a % of total revenue	A/C	25 %	30%	30 %	(554) bps		(540) bps	
Noninterest income as a % of total revenue, Underlying	B/D	26	30	30	(438) bps		(424) bps	
Effective income tax rate and effective income tax rate, Underlying:								
Effective income tax rate	I/G	23.77%	21.70%	21.96 %	207 bps		181 bps	
Effective income tax rate, Underlying (non-GAAP)	J/H	23.69	21.70	22.01	199 bps		168 bps	
Underlying:								
Average common equity (GAAP)	O	$22,383	$20,981	$20,833	$1,402	7%	$1,550	7%
Return on average common equity	M/O	5.95 %	7.65%	11.85 %	(170) bps		(590) bps	
Return on average common equity, Underlying (non-GAAP)	N/O	10.06	8.75	12.02	131 bps		(196) bps	
equity, Underlying:								
Average common equity (GAAP)	O	$22,383	$20,981	$20,833	$1,402	7%	$1,550	7%
Less: Average goodwill (GAAP)		8,015	7,156	7,050	859	12	965	14
Less: Average other intangibles (GAAP)		213	80	53	133	166	160	NM
Add: Average deferred tax liabilities related to goodwill (GAAP)		416	383	381	33	9	35	9
Average tangible common equity	P	$14,571	$14,128	$14,111	$443	3%	$460	3%
Return on average tangible common equity	M/P	9.13 %	11.36%	17.50 %	(223) bps		(837) bps	
Return on average tangible common equity, Underlying (non-GAAP)	N/P	15.45	12.99	17.74	246 bps		(229) bps	
Return on average total assets and return on average total assets, Underlying:								
Average total assets (GAAP)	Q	$220,967	$188,317	$184,456	$32,650	17%	$36,511	20%
Return on average total assets	K/Q	0.66 %	0.90%	1.41 %	(24) bps		(75) bps	
Return on average total assets, Underlying (non-GAAP)	L/Q	1.08	1.03	1.43	5 bps		(35) bps	

32

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

					QUARTERLY TRENDS			
					2Q22 Change			
					1Q22		2Q21	
		2Q22	1Q22	2Q21	$/bps	%	$/bps	%
Return on average total tangible assets and return on average total tangible assets, Underlying:								
Average total assets (GAAP)	R	$220,967	$188,317	$184,456	$32,650	17%	$36,511	20%
Less: Average goodwill (GAAP)		8,015	7,156	7,050	859	12	965	14
Less: Average other intangibles (GAAP)		213	80	53	133	166	160	NM
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		416	383	381	33	9	35	9
Average tangible assets	S	$213,155	$181,464	$177,734	$31,691	17%	$35,421	20%
Return on average total tangible assets	K/S	0.69 %	0.94%	1.46 %	(25) bps		(77) bps	
Return on average total tangible assets, Underlying (non-GAAP)	L/S	1.12	1.06	1.48	6 bps		(36) bps	
Tangible book value per common share:								
Common shares - at period-end (GAAP)	T	495,650,259	423,031,985	426,083,143	72,618,274	17%	69,567,116	16%
Common stockholders' equity (GAAP)		$22,314	$20,060	$21,185	$2,254	11	$1,129	5
Less: Goodwill (GAAP)		8,081	7,232	7,050	849	12	1,031	15
Less: Other intangible assets (GAAP)		211	115	52	96	83	159	NM
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		422	387	383	35	9	39	10
Tangible common equity	U	$14,444	$13,100	$14,466	$1,344	10%	($22)	—%
Tangible book value per common share	U/T	$29.14	$30.97	$33.95	($1.83)	(6%)	($4.81)	(14%)
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:								
Average common shares outstanding - basic (GAAP)	V	491,497,026	422,401,747	425,948,706	69,095,279	16%	65,548,320	15%
Average common shares outstanding - diluted (GAAP)	W	493,296,114	424,670,871	427,561,572	68,625,243	16	65,734,542	15
Net income per average common share - basic (GAAP)	M/V	$0.68	$0.94	$1.45	($0.26)	(28)	($0.77)	(53)
Net income per average common share - diluted (GAAP)	M/W	0.67	0.93	1.44	(0.26)	(28)	(0.77)	(53)
Net income per average common share - basic, Underlying (non-GAAP)	N/V	1.14	1.07	1.47	0.07	7	(0.33)	(22)
Net income per average common share - diluted, Underlying (non-GAAP)	N/W	1.14	1.07	1.46	0.07	7	(0.32)	(22)

33

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

	QUARTERLY TRENDS						
				2Q22 Change			
	2Q22	1Q22	2Q21	1Q22		2Q21	
				$/bps	%	$/bps	%
Other income, Underlying							
Other income (GAAP)	($12)	$24	$16	($36)	NM	($28)	NM
Less: Notable items	(31)	—	—	(31)	(100)	(31)	(100)
Other income, Underlying (non-GAAP)	$19	$24	$16	($5)	(21%)	$3	19%
Salaries and employee benefits, Underlying:							
Salaries and employee benefits (GAAP)	$683	$594	$524	$89	15%	$159	30%
Less: Notable items	72	6	—	66	NM	72	100
Salaries and employee benefits, Underlying (non-GAAP)	$611	$588	$524	$23	4%	$87	17%
Equipment and software, Underlying:							
Equipment and software (GAAP)	$169	$150	$155	$19	13%	$14	9%
Less: Notable items	6	2	4	4	200	2	50
Equipment and software, Underlying (non-GAAP)	$163	$148	$151	$15	10%	$12	8%
Outside services, Underlying:							
Outside services (GAAP)	$189	$169	$137	$20	12%	$52	38%
Less: Notable items	41	35	4	6	17	37	NM
Outside services, Underlying (non-GAAP)	$148	$134	$133	$14	10%	$15	11%
Occupancy, Underlying:							
Occupancy (GAAP)	$111	$83	$82	$28	34%	$29	35%
Less: Notable items	1	—	3	1	100	(2)	(67)
Occupancy, Underlying (non-GAAP)	$110	$83	$79	$27	33%	$31	39%
Other operating expense, Underlying:							
Other operating expense (GAAP)	$153	$110	$93	$43	39%	$60	65%
Less: Notable items	5	5	—	—	—	5	100
Other operating expense, Underlying (non-GAAP)	$148	$105	$93	$43	41%	$55	59%

34

35 Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data QUARTERLY TRENDS 4Q21 3Q21 Noninterest income, Underlying: Noninterest income (GAAP) A $594 $514 Less: Notable items — — Noninterest income, Underlying (non-GAAP) $594 $514 Total revenue, Underlying: B Total revenue (GAAP) C $1,720 $1,659 Less: Notable items — — Total revenue, Underlying (non-GAAP) D $1,720 $1,659 Noninterest expense, Underlying: Noninterest expense (GAAP) E $1,061 $1,011 Less: Notable items 51 23 Noninterest expense, Underlying (non-GAAP) F $1,010 $988 Provision (benefit) for credit losses, Underlying: Provision (benefit) for credit losses (GAAP) ($25) ($33) Less: Notable items — — Provision (benefit) for credit losses, Underlying (non-GAAP) ($25) ($33) Efficiency ratio and efficiency ratio, Underlying: Efficiency ratio E/C 61.68% 60.92% Efficiency ratio, Underlying (non-GAAP) F/D 58.71 59.55

36 Non-GAAP financial measures and reconciliations - excluding the impact of HBC & ISBC Acquisitions and PPP loans QUARTERLY TRENDS 2Q22 Change 2Q22 1Q22 2Q21 1Q22 2Q21 $/bps % $/bps % Average Commercial Loans, excluding HSBC, ISBC, and PPP Average Commercial Loans (GAAP) A $79,684 $60,573 $60,653 $19,111 32% $19,031 31% Less: HSBC & ISBC Acquisition Impact $16,266 $16 $— $16,250 NM $16,266 100% Less: PPP $349 $603 $4,603 ($254) (42%) ($4,254) (92%) Average Commercial Loans, excluding HSBC, ISBC, and PPP (non-GAAP) B $63,069 $59,954 $56,050 $3,115 5% $7,019 13% $s in millions

37 Non-GAAP financial measures and reconciliations - excluding the impact of HSBC, ISBC, and Commercial fee-based acquisitions closed after 2Q21 QUARTERLY TRENDS 2Q22 Change 2Q22 1Q22 2Q21 1Q22 2Q21 $/bps % $/bps % Noninterest expense, Underlying excluding HSBC, ISBC, and Commercial fee based acquisition expenses closed after 2Q21: Noninterest expense (GAAP) A $1,305 $1,106 $991 $199 18% $314 32% Less: Notable items 125 48 11 77 160 114 NM Less: HSBC & ISBC Acquisition Impact 128 13 — 115 NM 128 100 Less: Commercial fee based acquisition expenses closed after 2Q21 29 24 — 5 21 29 100 Total Noninterest expense, Underlying excluding HSBC, ISBC, and Commercial fee based acquisition expenses closed after 2Q21 (non-GAAP) B $1,023 $1,021 $980 $2 —% $43 4% $s in millions, except ratio data

Non-GAAP financial measures and reconciliations - excluding the impact of HSBC & ISBC Acquisitions

$s in millions, except ratio data

		QUARTERLY TRENDS						
					2Q22 Change			
					1Q22		2Q21	
		2Q22	1Q22	2Q21	$/bps	%	$/bps	%
Total Deposits, excluding HSBC & ISBC:								
Total Deposits (GAAP)	A	$178,925	$158,776	$150,636	$20,149	13%	$28,289	19%
Less: HSBC & ISBC Acquisition Impact		25,831	6,303	—	19,528	NM	25,831	100
Total Deposits, excluding HSBC & ISBC (non-GAAP)	B	$153,094	$152,473	$150,636	$621	—%	$2,458	2%
Total Average Deposits, excluding HSBC & ISBC:								
Total Average Deposits (GAAP)	C	$176,362	$155,083	$150,349	$21,279	14%	$26,013	17%
Less: HSBC & ISBC Acquisition Impact		26,423	2,881	—	23,542	NM	26,423	100
Total Average Deposits, excluding HSBC & ISBC (non-GAAP)	D	$149,939	$152,202	$150,349	($2,263)	(1%)	($410)	—%
Total Loans, excluding HSBC & ISBC								
Total Loans (GAAP)	E	$156,172	$131,305	$122,581	$24,867	19%	$33,591	27%
Less: HSBC & ISBC Acquisition Impact		21,700	1,443	—	20,257	NM	21,700	100
Total Loans, excluding HSBC & ISBC (non-GAAP)	F	$134,472	$129,862	$122,581	$4,610	4%	$11,891	10%
Total Commercial Loans, excluding HSBC & ISBC								
Total Commercial Loans (GAAP)	G	$81,445	$61,521	$59,083	$19,924	32%	$22,362	38%
Less: HSBC & ISBC Acquisition Impact		16,138	33	—	16,105	NM	16,138	100
Total Commercial Loans, excluding HSBC & ISBC (non-GAAP)	H	$65,307	$61,488	$59,083	$3,819	6%	$6,224	11%
Total Retail Loans, excluding HSBC & ISBC								
Total Retail Loans (GAAP)	I	$74,727	$69,784	$63,498	$4,943	7%	$11,229	18%
Less: HSBC & ISBC Acquisition Impact		5,562	1,410	—	4,152	NM	5,562	100
Total Retail Loans, excluding HSBC & ISBC (non-GAAP)	J	$69,165	$68,374	$63,498	$791	1%	$5,667	9%

38

Non-GAAP financial measures and reconciliations - excluding the impact of HSBC & ISBC Acquisitions

$s in millions, except ratio data

					QUARTERLY TRENDS			
					2Q22 Change			
					1Q22		2Q21	
		2Q22	1Q22	2Q21	$/bps	%	$/bps	%
Total Average Loans, excluding HSBC & ISBC								
Average Loans (GAAP)	K	$153,854	$129,154	$123,490	$24,700	19%	$30,364	25%
Less: HSBC & ISBC Acquisition Impact		21,836	680	—	21,156	NM	21,836	100
Total Average Loans, excluding HSBC & ISBC (non-GAAP)	L	$132,018	$128,474	$123,490	$3,544	3%	$8,528	7%
Average Commercial Loans, excluding HSBC & ISBC								
Average Commercial Loans (GAAP)	M	$79,684	$60,573	$60,653	$19,111	32%	$19,031	31%
Less: HSBC & ISBC Acquisition Impact		16,266	16	—	16,250	NM	16,266	100
Average Commercial Loans, excluding HSBC & ISBC (non-GAAP)	N	$63,418	$60,557	$60,653	$2,861	5%	$2,765	5%
Average Retail Loans, excluding HSBC & ISBC								
Average Retail Loans (GAAP)	O	$74,170	$68,581	$62,837	$5,589	8%	$11,333	18%
Less: HSBC & ISBC Acquisition Impact		5,569	665	—	4,904	NM	5,569	100
Average Retail Loans, excluding HSBC & ISBC (non-GAAP)	P	$68,601	$67,916	$62,837	$685	1%	$5,764	9%
Average Earnings Assets, excluding HSBC & ISBC								
Average Earnings Assets (GAAP)		$198,677	$169,276	$166,333	$29,401	17%	$32,344	19%
Less: HSBC & ISBC Acquisition Impact		30,237	3,189	—	27,048	NM	30,237	100
Average Earnings Assets, excluding HSBC & ISBC (non-GAAP)		$168,440	$166,087	$166,333	$2,353	1%	$2,107	1%
Net charge-offs, excluding HSBC & ISBC:								
Net charge-offs (GAAP)	Q	$49	$59	$78	($10)	(17%)	($29)	(37%)
Less: HSBC & ISBC Acquisition Impact		2	—	—	2	NM	2	100
Net charge-offs, excluding HSBC & ISBC (non-GAAP)	R	$47	$59	$78	($12)	(21%)	($31)	(40%)
Net charge-off ratio (GAAP)	K/Q	13 bps	19 bps	25 bps	(6) bps		(12) bps	
Net charge-off ratio, excluding HSBC & ISBC (non-GAAP)	L/R	14 bps	19 bps	25 bps	(5) bps		(11) bps	

39

Non-GAAP financial measures and reconciliations - excluding the impact of HSBC & ISBC Acquisitions

$s in millions, except ratio data

		QUARTERLY TRENDS						
					2Q22 Change			
		2Q22	1Q22	2Q21	1Q22		2Q21	
					$/bps	%	$/bps	%
Net interest Income, excluding HSBC & ISBC:								
Net interest Income (GAAP)		$1,505	$1,147	$1,124	$358	31 %	$381	34 %
Less: HSBC & ISBC Acquisition Impact		262	10	—	252	NM	262	1
Net interest Income, excluding HSBC & ISBC (non-GAAP)		$1,243	$1,137	$1,124	$106	9 %	$119	11%
Noninterest income, Underlying excluding HSBC & ISBC:								
Noninterest income (GAAP)		$494	$498	$485	($4)	(1)%	$9	2%
Less: Notables		(31)	—	—	(31)	(100)	(31)	(100)
Less: HSBC & ISBC Acquisition Impact		16	—	—	16	100	16	100
Noninterest income, Underlying excluding HSBC & ISBC (non-GAAP)		$509	$498	$485	$11	2 %	$24	5%
Total revenue, Underlying excluding HSBC & ISBC								
Total revenue (GAAP)	A	$1,999	$1,645	$1,609	$354	22 %	$390	24%
Less: Notable items		(31)	—	—	(31)	(100)	(31)	(100)
Less: HSBC & ISBC Acquisition Impact		278	10	—	268	NM	278	100
Total revenue, Underlying excluding HSBC & ISBC (non-GAAP)	B	$1,752	$1,635	$1,609	$117	7%	$143	9%
Noninterest expense, Underlying excluding HSBC & ISBC								
Noninterest expense (GAAP)	C	$1,305	$1,106	$991	$199	18 %	$314	32
Less: Notable items		125	48	11	77	160	114	NM
Less: HSBC & ISBC Acquisition Impact		128	13	—	115	NM	128	100
Noninterest expense, Underlying excluding HSBC & ISBC (non-GAAP)	D	$1,052	$1,045	$980	$7	1%	$72	7%
Operating leverage:								
Total revenue (GAAP)	A	$1,999	$1,645	$1,609	$354	21.59%	$390	24.24%
Less: Noninterest expense (GAAP)	C	1,305	1,106	991	199	18.05	314	31.58
Operating leverage						3.54%		(7.34%)
Operating leverage, Underlying excluding HSBC & ISBC								
Total Revenue, Underlying excluding HSBC & ISBC (non-GAAP)	B	$1,752	$1,635	$1,609	$117	7.23%	$143	8.90%
Less: Noninterest expense, Underlying excluding HSBC & ISBC (non-GAAP)	D	1,052	1,045	980	7	0.91	72	7.43
Operating leverage, Underlying excluding HSBC & ISBC (non-GAAP)						6.32%		1.47%

40